SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:


                        Date of earliest event reported:
                                November 28, 2001


                     American Physicians Service Group, Inc.
             (Exact name of registrant as specified in its charter)


        Texas                        0-11453                      75-1458323
      (State of               (Commission File Number)           IRS Employer
    Incorporation)                                            Identification No.



1301 Capitol of Texas Highway
Suite C-300
Austin, Texas                                                78746
(Address of principal executive offices)                  (Zip Code)



                                 (512) 328-0888
              (Registrant's telephone number, including area code)





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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 28, 2001, American Physicians Service Group, Inc., (the "Company"), sold its interest in Capital View Center, a condominium office building. The purchaser was Prime Medical Management, L.P., a subsidiary of Prime Medical Services, Inc. which is an affiliate of the Company. The cash purchase price was $6,075,000 and was determined using an independent appraisal. The real estate interest consisted of approximately 45,000 square feet of commercial office space, of which approximately 23,000 square feet are presently used by the Company for its corporate headquarters. The remaining space (approximately 22,000 square feet) is currently leased or available for lease to other tenants, including Prime Medical Services, Inc. The purchaser has entered into a five year lease with the Company for the space currently occupied by the Company. The Company intends to use most of the proceeds to reduce existing indebtedness. The real estate interest accounted for substantially all of the Company's real estate segment on its most recent annual financial statements and contributed $1,040,000, $162,000 and $186,000 to pre-tax income in the years 2000, 1999 and 1998, respectively. Approximately $770,000 of the income in 2000 was generated from sales by the Company of interests in the same real estate.

         The foregoing description of the sale of real estate is qualified in its entirety by the terms and provisions contained in the Real Estate Contract, which is filed as an exhibit to this Current Report on Form 8-K.

         On December 12, 2001, the Company sold 286,000 of its 457,000 shares of common stock of FemPartners, Inc. to Duane K. Boyd, a former officer of the Company. The shares were originally acquired by the Company in connection with the Company's divestiture of its physicians practice management business in 1999. FemPartners is a privately held company which manages the non-medical operations of OB-GYN medical practices, primarily in the southwestern United States. The purchase price for the 286,000 shares was approximately $38,000 cash. The purchase price was determined primarily on the basis of offer solicitations made by the Company to FemPartners and certain investors of FemPartners not affiliated with the Company.

         The foregoing description of the sale of FemPartner's common stock is qualified in its


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entirety by the terms and  provisions  contained  in the Common  Stock  Purchase
Agreement, which is filed as an exhibit to this Current Report on Form 8-K.


Item 5.  VOLUNTARY DISCLOSURE OF OTHER EVENTS.

         On November 28, 2001, the Circuit Court of Pulaski County Arkansas, Second Division signed a judgment awarding Moore Stephens Frost $692,963.37 on its claims against the Company. The Company had previously included a reserve of approximately $259,000 for this litigation under "Accrued expenses and other liabilities" shown on the Company's balance sheet dated September 30, 2001 which was filed with the Company's quarterly report on Form 10-Q for the period ended September 30, 2001. This reserve was included as a part of the $1,634,000 aggregate reserve for contractual/legal claims as reflected in Footnote 4 to the Company's financial statements as of and for the nine-month period ended September 30, 2001. The Company has filed post-judgment motions seeking a judgment notwithstanding the jury's verdict or, alternatively, a new trial. If the judgment is not modified by the trial court, the Company intends to appeal to the Arkansas Court of Appeals.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(c)      EXHIBITS.

         Exhibit
         Number        Description

         2.1 Real Estate Contract dated effective as of June, 2001 between the Company, APS Realty, Inc., and Prime Medical Management, Inc.

         2.2 Common Stock Purchase Agreement, dated December 12, 2001 between the Company and Duane K. Boyd.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             American Physicians Service Group, Inc.



Date: December 12, 2001              By:
                                           /s/ W. H. Hayes
                                           ----------------------
                                      Name:
                                              W.H. Hayes
                                           ----------------------
                                      Title:
                                              Sr. Vice President
                                           ----------------------


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